Exhibit 32.1


           CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
       ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officer of AskMeNow, Inc. (the "Company") hereby certifies with respect to the Annual Report on Form 10-KSB/A Amendment No. 1 of the Company for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "10-KSB Report") that to his knowledge:

                  1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


         Date:  December 22, 2006
                                            /s/ Darryl Cohen
                                            -----------------------------------
                                            Darryl Cohen
                                            President, Chief Executive Officer
                                            and Chief Financial Officer

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AskMeNow, Inc. and will be retained by AskMeNow, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.